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                                                                    EXHIBIT 10.1

                            FIRST AMENDMENT TO THE
                             AMENDED AND RESTATED
                  PAYMENTECH, INC. 1996 RESTRICTED STOCK PLAN
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     WHEREAS, Paymentech, Inc., a Delaware corporation (the "Company"), has heretofore maintained the Amended and Restated Paymentech, Inc. 1996 Restricted Stock Plan (the "Plan") for the benefit of certain of its employees; and

     WHEREAS, the Compensation Committee of the Board of Directors approved this amendment to the Plan on the date set forth below;

     NOW, THEREFORE, the Company hereby amends the Plan as follows:

     1. Paragraphs (k), (l) and (m) of Section 2 are hereby deleted in their entirety.

     2.   The last sentence of Section 6(a) is hereby deleted.

     3.   Section 6(c) is hereby deleted and replaced with the following:

          (c)  Forfeiture. Subject to such exceptions as may be determined by
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     the Committee, if the Grantee's continuous employment with the Company or its direct and indirect subsidiaries shall terminate for any reason (other than by reason of death or disability) prior to vesting of the Restricted Stock, any shares remaining subject to restrictions shall thereupon be forfeited by the Grantee and transferred to, and reacquired by, the Company at no cost to the Company; provided, however, that, with respect to
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     Grantees who are not Executive Officers, (i) the Committee may provide, by rule or regulation or in any Restricted Stock Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and (ii) the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock. Nothing in the Plan or in any Restricted Stock Agreement shall confer upon an individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate such employment.

     4.   Section 6(i) is hereby deleted.

     IN WITNESS WHEREOF, the Company has adopted this amendment as of this 23rd day of March, 1998.

                                        PAYMENTECH, INC.


                                        By:  /s/ Philip Taken
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                                             Philip E. Taken
                                             Chief Administrative Officer,
                                             General Counsel and Secretary